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                                                                    EXHIBIT 23.1




                        CONSENT OF INDEPENDENT AUDITORS




     We consent to the reference to our firm under the caption "Experts" in the Registration Statement Form S-3 No. 333-58451 and related Prospectus of CD Warehouse, Inc. for the registration of 1,720,300 shares of its common stock and to the incorporation by reference therein of our report dated February 27, 1998, with respect to the consolidated financial statements of CD Warehouse, Inc. included in its Annual Report Form 10-KSB for the year ended December 31, 1997, filed with the Securities and Exchange
     Commission.

                                         ERNST & YOUNG LLP


     Oklahoma City, Oklahoma
     August 25, 1998